Exhibit 99.1

300 Throckmorton Street Fort Worth, TX 76102

KMG Reports Fourth Quarter and Full Year 2017 Financial Results

FORT WORTH, Texas—October 16, 2017—KMG (NYSE: KMG), a global provider of specialty chemicals and performance materials, today announced financial results for the fourth fiscal quarter and fiscal year ended July 31, 2017.

2017 Fourth Quarter Financial Highlights

•	Sales increased 28% from the fourth quarter of last year to a record $96.3 million.
•

GAAP diluted earnings per share was $0.43, up 39% compared to $0.31 per diluted share in the fourth quarter of fiscal 2016. GAAP EPS in 2017 was unfavorably impacted by $3.7 million in purchase price adjustments to acquired inventories, equivalent to $0.22 per diluted share.

•	Adjusted diluted earnings per share[1] increased to a record $0.69 compared to $0.38 per share reported in the fourth quarter of fiscal 2016.
•	GAAP net income rose 43% to $5.3 million compared to $3.7 million in last year’s fourth quarter.
•	Adjusted EBITDA[2] grew to a record $20.6 million, up from $11.7 million in the fourth quarter of fiscal 2016.

2017 Fiscal Year Financial Highlights

•	Sales increased 12% from the prior year to $333.4 million.
•

GAAP diluted earnings per share was a record $1.92, up 22% from fiscal 2016. GAAP EPS in 2017 was unfavorably impacted by $3.7 million in purchase price adjustments to acquired inventories, equivalent to $0.22 per diluted share.

•	Adjusted diluted earnings per share was a record $2.27, up 41% from the prior year.
•	GAAP net income of $23.6 million increased 27% from the prior year.
•	Adjusted EBITDA grew to a record $60.2 million, an increase of 33% from the prior year’s $45.4 million.

“Fiscal 2017 was a year of continued record financial performance and strategic growth for KMG,” said Chris Fraser, KMG chairman and CEO. “We generated record adjusted EBITDA for the third consecutive year and record earnings per share for the second consecutive year. We also acquired two premier businesses — Sealweld and Flowchem — that advanced our growth strategy and significantly expanded our breadth and capabilities in the global pipeline and energy markets.

“Our performance materials segment, which consists of our pipeline performance and wood treating chemicals businesses, generated fiscal 2017 sales of $56.8 million, a 56% increase from the prior year. Growth in this segment benefited from increased capital and

[1] Non-U.S. GAAP measure. See Table 2 for reconciliation. Non-U.S. GAAP measure. See Table 2 for reconciliation.
[2]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

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maintenance spending in the energy industry that drove stronger demand for industrial lubricants, as well as a partial-year contribution from Sealweld and a partial-quarter contribution from Flowchem. Additionally, sales in our wood treating chemicals business improved from the prior year.

“Excluding a foreign currency translation impact of $3.1 million, fiscal 2017 sales in our electronic chemicals segment increased 7% from the prior year, representing our most robust sales growth in this segment over the past three years. Positive fundamentals within the global semiconductor industry enhanced our product volume growth, and we also benefited from our ongoing efforts to serve dynamic end markets, such as cloud computing, automotive and advanced logic.”

Mr. Fraser continued, “Fourth quarter adjusted diluted earnings per share of $0.69 increased 82% from the prior-year period and represented a quarterly record for KMG. Our fourth quarter results reflected continued strong performance across our global businesses, further improvements in our operational efficiency and a tax benefit.”

Mr. Fraser concluded, “Given solid fundamentals and favorable growth outlooks in our business segments, as well as full-year contributions from Sealweld and Flowchem, we project fiscal 2018 sales of $435-450 million and fiscal 2018 adjusted EBITDA of $110-115 million.”

Consolidated results

Fourth Quarter Dollars in thousands, except EPS	Fiscal 2017		Fiscal 2016
	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP)[3]	(GAAP)	(non-GAAP)[4]
Net sales	$96,260	$96,260	$75,301	$75,301
Operating income	10,245	14,628	7,085	7,849
Operating margin	10.6%	15.1%	9.4%	10.4%
Net income	5,338	8,535	3,743	4,483
Diluted earnings per share	$0.43	$0.69	$0.31	$0.38

Fiscal Year ended July 31 Dollars in thousands, except EPS	Fiscal 2017		Fiscal 2016
	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP)[5]	(GAAP)	(non-GAAP)[6]
Net sales	$333,442	$333,442	$297,978	$297,978
Operating income	37,333	43,300	27,571	31,218
Operating margin	11.2%	13.0%	9.3%	10.5%
Net income	23,633	27,859	18,675	19,219
Diluted earnings per share	$1.92	$2.27	$1.57	$1.61

[3]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[4]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[5]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[6]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.

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Business segment results

Electronic Chemicals	Fourth Quarter	Fourth Quarter	Full Year	Full Year
Dollars in thousands	Fiscal 2017	Fiscal 2016	Fiscal 2017	Fiscal 2016
	As Reported	As Reported	As Reported	As Reported
	(GAAP)	(GAAP)	(GAAP)	(GAAP)
Net sales	$71,792	$66,282	$276,621	$261,523
Operating income	9,132	8,214	35,285	32,141
Operating margin	12.7%	12.4%	12.8%	12.3%

For the fourth fiscal quarter, the Electronic Chemicals segment reported:

•

Sales of $71.8 million, up 8% from the fourth quarter of fiscal 2016. Excluding a foreign currency translation impact of $400,000, sales increased 9% year-over-year to $72.2 million. Product volume growth primarily drove the Q4 sales increase.

•

Operating income of $9.1 million, up 11% from $8.2 million in the same period of fiscal 2016. Operating income increased primarily due to product volume growth and operating efficiencies. Operating margin improved to 12.7% compared to 12.4% in the prior-year period.

•	Adjusted EBITDA[7] of $12.9 million compared to $11.3 million last year.

For the fiscal 2017 year, the Electronic Chemicals segment reported:

•

Sales of $276.6 million, an increase of 6% compared to the prior year. Excluding a foreign currency translation impact of $3.1 million, sales grew 7% year-over-year. Product volume growth was the primary driver of the sales increase.

•

Operating income of $35.3 million, up 10% from $32.1 million in the prior year. Operating income increased due to product volume growth, a favorable product mix and operating efficiencies. Operating margin increased to 12.8% from 12.3% in the prior year.

•	Adjusted EBITDA[8] of $48.8 million compared to $43.9 million in fiscal 2016.

[7]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.
[8]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Performance Materials

The Performance Materials segment consists of the pipeline performance business and the wood treating chemicals business.

Performance Materials	Fourth Quarter	Fourth Quarter	Full Year	Full Year
Dollars in thousands	Fiscal 2017	Fiscal 2016	Fiscal 2017	Fiscal 2016
	As Reported	As Reported	As Reported	As Reported
	(GAAP)	(GAAP)	(GAAP)	(GAAP)
Net sales	$24,468	$9,019	$56,821	$36,455
Operating income	2,877	3,210	13,804	12,631
Operating margin	11.8%	35.6%	24.3%	34.6%

For the fourth fiscal quarter, the Performance Materials segment reported:

•

Sales of $24.5 million, up 171% from $9.0 million in the same period a year ago. Sales growth reflected contributions from Sealweld and Flowchem, product volume growth in industrial lubricants and increased sales of wood treating chemicals.

•

Operating income of $2.9 million, or 11.8% of sales, compared to $3.2 million, or 35.6% of sales, last year. The decrease in operating income was due to the step-up in basis for acquired inventories, totaling $3.7 million, as required under purchase price accounting, as well as a $2.5 million increase in depreciation and amortization related to the acquisitions of Sealweld and Flowchem. For the same reasons, segment operating margins decreased to 11.8%, from 35.6% in the fourth quarter of 2016.

•	Adjusted EBITDA[9] of $10.1 million compared to $3.4 million last year.

For the fiscal 2017 year, the Performance Materials segment reported:

•

Sales of $56.8 million, up 56% from the prior year. The sales increase was driven by the contributions from Sealweld and Flowchem, as well as product volume growth in industrial lubricants and increased sales of wood treating chemicals.

•

Operating income of $13.8 million, or 24.3% of sales, compared to $12.6 million, or 34.6% of sales, last year. Although operating income improved from the prior year due to the contributions from Sealweld and Flowchem, and stronger sales in the industrial lubricants and wood treating chemicals businesses, operating income and margin were unfavorably impacted by a $3.7 million purchase price adjustment to acquired inventories and a $2.7 million increase in depreciation and amortization expense.

•	Adjusted EBITDA[10] of $22.3 million compared to $13.7 million last year.

[9]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.
[10]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

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Fiscal 2018 Outlook

•	Sales: Fiscal 2018 consolidated net sales are forecast to be $435-450 million.
•	Adjusted EBITDA: Fiscal 2018 adjusted EBITDA is forecast to be $110-115 million. Our fiscal 2018 adjusted EBITDA forecast includes approximately $6.5 million in stock-based compensation expense.
•	Depreciation and amortization: Depreciation and amortization expense is forecast to be approximately $21 million.
•	Capital expenditures: Capital expenditures are forecast to be approximately $29 million, including a portion of our planned capital investment in Singapore.

With respect to the Company’s full-year guidance of Adjusted EBITDA, the Company is not able to provide a reconciliation of these fiscal 2018 non-GAAP financial measures to the most comparable GAAP measure with unreasonable efforts; certain items that are included have not yet occurred and cannot be reasonably predicted, and accordingly, the probable significance of such items cannot be determined at this time. The most comparable GAAP measure and reconciling information that is unavailable, or not reasonably predictable, would include restructuring charges and acquisition and integration-related expenses.

Conference call

Date: Monday, October 16, 2017

Time: 5:00 p.m. ET

Dial in: 844-316-8066 or 703-736-7353

Participant passcode: 92450504

The conference call will be webcast live via the “Investors” section of the Company’s website at http://kmgchemicals.com.

If you are unable to listen live, the conference call will be archived on the KMG website. A telephone replay of the call will also be available for one week, starting at 8:00 p.m. ET on October 16, 2017. To access the call, dial 855-859-2056 or 404-537-3406 using participant passcode 92450504.

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals and performance materials for the semiconductor, industrial wood preservation, and pipeline and energy markets. For more information, visit the Company's website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of

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internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

Phone: 817.761.6100 ● Fax: 817.720.1043

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KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2017	2016	2017	2016
Net sales	$96,260	$75,301	$333,442	$297,978
Cost of sales	59,518	46,444	203,304	182,470
Gross profit	36,742	28,857	130,138	115,508

Distribution expenses	9,989	8,861	38,318	36,986
Selling, general and administrative expenses	16,558	12,680	54,467	49,192
Restructuring charges	(50)	231	20	1,629
Realignment charges	−	−	−	130
Operating income	10,245	7,085	37,333	27,571
Other (expense) income
Interest expense, net	(4,167)	(194)	(4,817)	(799)
Loss on the extinguishment of debt	(353)		(353)	−
Gain on purchase of NFC	−	(243)	−	1,826
Other, net	190	(125)	279	(368)
Total other (expense) income, net	(4,330)	(562)	(4,891)	659

Income before income taxes	5,915	6,523	32,442	28,230
Provision for income taxes	(577)	(2,780)	(8,809)	(9,555)
Net income	$5,338	$3,743	$23,633	$18,675
Earnings per share:
Net income per common share basic	$0.45	$0.32	$1.99	$1.59
Net income per common share diluted	$0.43	$0.31	$1.92	$1.57

Weighted average shares outstanding:
Basic	11,890	11,735	11,885	11,719
Diluted	12,436	11,937	12,286	11,926

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KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	July 31,	July 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$20,708	$12,428
Accounts receivable
Trade, net of allowances of $263 at July 31, 2017 and $210 at July 31, 2016	51,168	33,324
Other	6,168	5,572
Inventories, net	46,482	37,401
Prepaid expenses and other	8,617	6,623
Total current assets	133,143	95,348

Property, plant and equipment, net	105,435	79,739
Goodwill	224,391	22,228
Intangible assets, net	320,401	33,906
Restricted cash	−	1,000
Other assets, net	9,061	4,807
Total assets	$792,431	$237,028

Liabilities & stockholders’ equity
Current liabilities
Accounts payable	$29,570	$26,418
Accrued liabilities	12,456	11,252
Employee incentive accrual	7,713	5,999
Current portion of long-term debt	3,167
Total current liabilities	52,906	43,669

Long-term debt	523,102	35,800
Deferred tax liabilities	37,944	9,948
Other long-term liabilities	4,763	4,422
Total liabilities	618,715	93,839

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	−	−
Common stock, $.01 par value, 40,000,000 shares authorized, 11,889,649 shares issued and outstanding at July 31, 2017 and 11,877,282 shares issued and outstanding at July 31, 2016	119	119
Additional paid-in capital	42,535	36,553
Accumulated other comprehensive loss	(9,712)	(12,047)
Retained earnings	140,774	118,564
Total stockholders’ equity	173,716	143,189
Total liabilities and stockholders’ equity	$792,431	$237,028

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KMG CHEMICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended
	July 31,
	2017	2016
Cash flows from operating activities
Net income	$23,633	$18,675
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	16,964	14,534
Non-cash restructuring and realignment charges	−	295
Loss on extinguishment of debt	353	−
Amortization of loan costs included in interest expense	401	167
Stock-based compensation expense	6,259	4,836
Allowance for excess and obsolete inventory	22	173
Gain on NFC acquisition	−	(1,826)
Gain on equipment disposition	(200)	−
Other	(156)	81
Deferred income tax expense/(benefit)	(1,090)	258
Tax expense/(benefit) from stock-based awards	(694)	(43)
Changes in operating assets and liabilities
Accounts receivable — trade	(3,146)	5,154
Accounts receivable — other	254	(1,889)
Inventories	2,870	4,348
Other current and noncurrent assets	(1,500)	1,221
Accounts payable	(1,096)	(9,226)
Accrued liabilities and other	2,049	4,276
Net cash provided by operating activities	44,923	41,034

Cash flows from investing activities
Additions to property, plant and equipment	(13,074)	(14,358)
Additions to product registration intangibles	(753)	−
Purchase of NFC, net of cash acquired	−	(2,679)
Purchase of Sealweld, net of cash acquired	(16,599)	−
Purchase of Flowchem, net of cash acquired	(495,000)	−
Proceeds from insurance claim	1,251	−
Net cash used in investing activities	(524,175)	(17,037)

Cash flows from financing activities
Deferred financing costs	(15,323)	−
Proceeds from borrowings under credit facility	17,000	2,800
Net payments under credit facility	(52,800)	(20,000)
Proceeds from term loan	550,000	−
Principal payments on borrowings on term loans	(10,000)	−
Tax benefit from stock-based awards	−	43
Cash payments related to tax withholdings from stock-based awards	(277)	−
Payment of dividends	(1,423)	(1,406)
Net cash provided by (used in) financing activities	487,177	(18,563)

Effect of exchange rate changes on cash	(645)	(523)
Net increase in cash, cash equivalents and restricted cash	7,280	4,911
Cash, cash equivalents and restricted cash at beginning of period	13,428	8,517
Cash, cash equivalents and restricted cash at end of period	$20,708	$13,428

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Reconciliation of GAAP financial measures to non-GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. We define adjusted EBITDA as earnings from operations before interest, taxes, depreciation, amortization, acquisition and integration expenses, restructuring and realignment charges and other relevant items.

KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, U.S. GAAP measures of performance.

Table 1

RECONCILIATION OF CONSOLIDATED GAAP NET INCOME TO CONSOLIDATED ADJUSTED EBITDA

(in thousands)	Fourth Quarter Fiscal 2017	Fourth Quarter Fiscal 2016
Consolidated GAAP net income	$5,338	$3,743
Add back:
Interest expense, net	4,167	194
Loss on the extinguishment of debt	353	−
Provision for income taxes	577	2,780
Depreciation & amortization*	6,100	3,927
Gain on purchase of NFC	—	243
Acquisition & integration expenses	405	102
Corporate relocation expense	1	431
Restructuring charges, excluding accelerated depreciation	(50)	231
Effect of purchase price accounting on acquired inventories valuation**	3,674	—
Consolidated adjusted EBITDA	$20,565	$11,651

* Includes depreciation related to restructuring and realignment included in non-cash restructuring and realignment charges on the statement of cash flows.

** Higher costs of goods sold for our performance materials segment related to the fair value adjustment in purchase accounting for acquired inventories.

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Table 1 (continued)

(in thousands)	Year Ended July 31, 2017	Year Ended July 31, 2016
Consolidated GAAP net income	$23,633	$18,675
Add back (deduct):
Interest expense, net	4,817	799
Loss on the extinguishment of debt	353	−
Provision for income taxes	8,809	9,555
Depreciation & amortization*	16,964	14,829
Gain on purchase of NFC	—	(1,826)
Acquisition & integration expenses	1,550	335
Corporate relocation expense	370	1,553
Restructuring & realignment charges, excluding accelerated depreciation	20	1,464
Effect of purchase price accounting on acquired inventories valuation**	3,674	—
Consolidated adjusted EBITDA	$60,190	$45,384

* Includes depreciation related to restructuring and realignment included in non-cash restructuring and realignment charges on the statement of cash flows.

** Higher costs of goods sold for our performance materials segment related to the fair value adjustment in purchase accounting for acquired inventories.

Table 1A

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

Note that we do not allocate certain financial statement line items below operating income to our segments; as such, the reconciliations below only reflect the reconciliation of our operating income by segment to our non-GAAP measures.

Fourth Quarter Fiscal 2017	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$9,234	$2,877	$(1,866)	$10,245
Other income (expense), net	397	(101)	(106)	190
Depreciation and amortization	3,282	2,821	(3)	6,100
Acquisition & integration expenses	12	819	(426)	405
Effect of purchase price accounting on acquired inventories valuation	−	3,674	−	3,674
Restructuring charges	−	−	(50)	(50)
Corporate relocation expense	−	−	1	1
Adjusted EBITDA	12,924	10,090	(2,449)	20,565
Corporate allocation	3,896	1,006	(4,902)	−
Adjusted EBITDA excl. corporate allocation	$16,820	$11,096	$(7,351)	$20,565

*Higher cost of goods sold for our performance materials segment related to the fair value adjustment in purchase accounting for acquired inventories.

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Table 1A (continued)

Year Ended July 31, 2017	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$35,317	$13,804	$(11,788)	$37,333
Other income (expense), net	659	(167)	5	277
Depreciation and amortization	12,772	4,192	(215)	18,616
Acquisition & integration expenses	20	819	712	1,550
Effect of purchase price accounting to acquired inventories valuation*	−	3,674	−	3,674
Restructuring charges	−	−	20	20
Corporate relocation expense	−	−	370	370
Adjusted EBITDA	48,768	22,322	(10,900)	60,190
Corporate allocation	12,894	3,282	(16,176)	−
Adjusted EBITDA excl. corporate allocation	$61,662	$25,604	$(27,076)	$60,190

*Higher cost of goods sold for our performance materials segment related to the fair value adjustment in purchase accounting for acquired inventories.

Fourth Quarter Fiscal 2016	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$8,214	$3,210	$(4,339)	$7,085
Other income (expense)	(45)	(45)	(35)	(125)
Depreciation and amortization	3,170	282	475	3,927
Acquisition & integration expenses	—	—	102	102
Restructuring charges*	—	—	231	231
Corporate relocation expense	—	—	431	431
Adjusted EBITDA	11,339	3,447	(3,135)	11,651
Corporate allocation	2,558	799	(3,357)	—
Adjusted EBITDA excl. corporate allocation	$13,897	$4,246	$(6,492)	$11,651
*Excludes depreciation

Year Ended July 31, 2016	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$32,141	$12,631	$(17,201)	$27,571
Other income (expense), net	(118)	(120)	(130)	(368)
Depreciation and amortization	11,830	1,150	1,849	14,829
Acquisition & integration expenses	—	—	335	335
Restructuring & realignment charges*	—	—	1,464	1,464
Corporate relocation expense	—	—	1,553	1,553
Adjusted EBITDA	43,853	13,661	(12,130)	45,384
Corporate allocation	10,337	3,371	(13,708)	—
Adjusted EBITDA excl. corporate allocation	$54,190	$17,032	$(25,838)	$45,384
* Excludes depreciation

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Table 2

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

(in thousands)	Three Months Ended
	July 31,
	2017	2016
Net income	$5,338	$3,743
Items impacting pre-tax income:
Acquisition & integration expenses	405	102
Loss on extinguishment of debt	353	−
Corporate relocation expense	1	431
Gain on purchase of NFC	−	231
Restructuring & realignment charges	(50)	377
Effect of purchase price accounting on acquired inventories valuation*	3,674	−
Provision for income taxes**	(1,186)	(267)
Adjusted net income	$8,535	$4,483
Adjusted diluted earnings per share	$0.69	$0.38
Weighted average diluted shares outstanding	12,436	11,937

* Higher costs of goods sold for our performance materials segment related to the fair value adjustment in purchase accounting for acquired inventories. Only 73% of the purchase price adjustment is deductible for income taxes, and has therefore been included in the calculation of the tax-effect of the items impacting pre-tax income.

** Represents the aggregate tax-effect assuming a 35% tax rate of the items impacting pre-tax income, except for the gain on the purchase of NFC, which is not a recognized gain for tax purposes.

(in thousands)	Year Ended
	July 31,
	2017	2016
Net income	$23,633	$18,675
Items impacting pre-tax income:
Acquisition & integration expenses	1,550	335
Loss on extinguishment of debt	353	−
Corporate relocation expense	370	1,553
Gain on purchase of NFC	−	(1,826)
Restructuring & realignment charges	20	1,759
Effect of purchase price accounting on acquired inventories valuation*	3,674	−
Provision for income taxes**	(1,741)	(1,277)
Adjusted net income	$27,859	$19,219
Adjusted diluted earnings per share	$2.27	$1.61
Weighted average diluted shares outstanding	12,286	11,926

* Higher costs of goods sold for our performance materials segment related to the fair value adjustment in purchase accounting for acquired inventories. Only 73% of the purchase price adjustment is deductible for income taxes, and has therefore been included in the calculation of the tax-effect of the items impacting pre-tax income.

** Represents the aggregate tax-effect assuming a 35% tax rate of the items impacting pre-tax income, except for the gain on the purchase of NFC, which is not a recognized gain for tax purposes.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 2A

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

Fourth Quarter Fiscal 2017	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$10,245	10.6%	$5,338	$0.43
Acquisition & integration expenses	405	0.4%	263	0.02
Loss on the extinguishment of debt	353	0.4%	230	0.02
Restructuring & realignment charges	(50)	(0.1%)	(32)	0.00
Corporate relocation expense	1	0.0%	1	0.00
Effect of purchase price accounting on acquired inventories valuation	3,674	3.8%	2,735	0.22
Non-GAAP measure	$14,628	15.1%	$8,535	$0.69

* Higher costs of goods sold for our performance materials segment related to the fair value adjustment in purchase accounting for acquired inventories. Only 73% of the purchase price adjustment is deductible for income taxes, and has therefore been included in the calculation of the tax-effect of the items impacting pre-tax income.

Year Months Ended July 31, 2017

	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$37,333	11.2%	23,633	$1.92
Acquisition & integration expenses	1,550	0.5%	1,008	0.08
Loss on the extinguishment of debt	353	0.1%	229	0.02
Restructuring & realignment charges	20	0.0%	13	0.01
Corporate relocation expense	370	0.1%	241	0.02
Effect of purchase price accounting on acquired inventories valuation	3,674	1.1%	2,735	0.22
Non-GAAP measure	$43,300	13.0%	$27,859	$2.27

* Higher costs of goods sold for our performance materials segment related to the fair value adjustment in purchase accounting for acquired inventories. Only 73% of the purchase price adjustment is deductible for income taxes, and has therefore been included in the calculation of the tax-effect of the items impacting pre-tax income.

Fourth Quarter Fiscal 2016	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$7,085	9.4%	$3,743	$0.31
Acquisition & integration expenses	102	0.1%	66	0.01
Restructuring charges	231	0.3%	150	0.01
Gain on purchase of NFC	—	0.0%	243	0.02
Corporate relocation expense	431	0.6%	281	0.03
Non-GAAP measure	$7,849	10.4%	$4,483	$0.38

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Year Ended July 31, 2016	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$27,571	9.3%	$18,675	$1.57
Acquisition & integration expenses	335	0.1%	218	0.02
Restructuring & realignment charges	1,759	0.6%	1,143	0.09
Gain on purchase of NFC	—	0.0%	(1,826)	(0.15)
Corporate relocation expense	1,553	0.5%	1,009	0.08
Non-GAAP measure	$31,218	10.5%	$19,219	$1.61

KMG Investor Relations

Eric Glover, 817-761-6006

eglover@kmgchemicals.com

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG